                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     /X/ Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     / / Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            INTERFACE SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                            INTERFACE SYSTEMS, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

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     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                            INTERFACE SYSTEMS, INC.

                              5855 Interface Drive
                           Ann Arbor, Michigan 48103

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 19, 1996

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Interface Systems, Inc., a Delaware corporation, will be held at Weber's Inn, 3050 Jackson Road, Ann Arbor, Michigan on Friday, April 19, 1996 at 3:00 p.m. local time, for the following purposes:

     1. To elect three Directors who will serve until the Annual Meeting of Stockholders in 1999.

     2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 8,000,000 to 20,000,000.

     3. To approve an amendment to the Company's 1992 Stock Option Plan to increase the number of shares authorized for issuance.

     4. To approve an amendment to the Company's 1993 Stock Plan for Non-Employee Directors.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on February 23, 1996 are entitled to notice of, and to vote at, the Annual Meeting. You are cordially invited to attend. However, whether you expect to be present at the meeting or not, please execute and return the enclosed proxy which is solicited by the Board of Directors. The proxy is revocable and will not affect your right to vote in person if you attend.

                                            By Order of the Board of Directors,

                                            CARL L. BIXBY, President

Ann Arbor, Michigan
March 8, 1996

                            INTERFACE SYSTEMS, INC.

                                PROXY STATEMENT
                      1996 ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Interface Systems, Inc. (the "Company"), to be used at the Annual Meeting of Stockholders of the Company to be held on Friday, April 19, 1996 or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. Any stockholder giving a proxy in the accompanying form may revoke it at any time prior to its exercise. The expense of solicitation of proxies will be borne by the Company. This Proxy Statement and form of proxy are being first sent to or given to stockholders of the Company on or about March 8, 1996. The mailing address of the Company's principal executive offices is 5855 Interface Drive, Ann Arbor, Michigan 48103.

     Only stockholders of record at the close of business on February 23, 1996 will be entitled to vote at the meeting or any adjournment thereof. Each holder of the issued and outstanding 4,495,646, shares of Common Stock, $.10 par value per share (the "Common Stock"), is entitled to one vote for each share held of record. Ten days before the Annual Meeting a complete list of stockholders entitled to vote at the meeting will be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the Company's principal offices.

     Shares represented by a proxy in the accompanying form, unless previously revoked, will be voted at the meeting if the proxy, properly executed, is received by the Company before the close of business on April 18, 1996. Shares represented by a proxy received after that time will be voted if the proxy is received by the Company in sufficient time to permit the necessary examination and tabulation of the proxy before a vote is taken. Shares represented by a duly executed proxy which does not indicate how it is to be voted will be voted for the election of management's nominees for directors and for the proposals listed. Stockholders who execute a proxy in the accompanying form may nevertheless revoke the proxy at any time before it is exercised by notice to the Company and may vote in person if they attend the Annual Meeting or any adjournment thereof.

     For purposes of determining the number of votes cast with respect to the election of directors, only those cast "for" are included. In determining whether the requisite vote is received on the proposal to amend the Company's Certificate of Incorporation, abstentions and broker non-votes will have the effect of a vote against the approval of such proposal. In determining whether the requisite vote is received on the proposals to amend the 1992 Stock Option Plan and the 1993 Stock Plan for Non-Employee Directors, abstentions will have the effect of a vote against such proposal and broker non-votes will have no effect. Abstentions and votes withheld from directors are counted for the purpose of determining whether a quorum is present at the Annual Meeting.

PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of February 1, 1996, concerning the only stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock. Such stockholder exercises sole voting and investment power with respect to the shares beneficially owned.

                                                                      AMOUNT AND NATURE
                         NAME AND ADDRESS                               OF BENEFICIAL      PERCENT
                        OF BENEFICIAL OWNER                               OWNERSHIP        OF CLASS
-------------------------------------------------------------------   -----------------    --------
Carl L. Bixby......................................................        334,500(1)         7.3%
5855 Interface Drive
Ann Arbor, MI 48103

------------------
(1) Based on information contained in a Schedule 13D dated February 20, 1996 filed with the Securities and Exchange Commission.

                       MATTERS TO COME BEFORE THE MEETING

I. ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of one class expiring each year. The term of office of each class of directors is three years.

     The following table sets forth information regarding all nominees for election, current directors whose terms of office will continue, all executive officers and all executive officers and directors as a group. All of the nominees are currently directors of the Company. If, as a result of circumstances not now known or foreseen, any of such nominees shall be unavailable to serve as a director, proxies will be voted for the election of such other person or persons as management may select. Except as otherwise noted, each person indicated below exercises sole voting and investment power with respect to the shares of the Company's common stock owned by him.

     Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy entitled to vote at the meeting. PROXIES IN WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNLESS THE SPECIFICATION IS MARKED ON THE PROXY INDICATING THAT AUTHORITY TO DO SO IS WITHHELD.

                                                                                    FEBRUARY 1, 1996
                                                                                ------------------------
                                                                     FIRST         SHARES       PERCENT
                                                                    ELECTED     BENEFICIALLY       OF
     NAME AND AGE                  PRINCIPAL OCCUPATION             DIRECTOR      OWNED(1)      CLASS(1)
-----------------------  ----------------------------------------   --------    ------------    --------
NOMINEES FOR ELECTION TO SERVE UNTIL THE 1999 ANNUAL MEETING:
Robert A. Seigle, 68...  President of Concord Personnel, Inc., a      1969          84,310         1.9%
                         personnel recruiting company
Garnel F. Graber, 64...  Retired                                      1974          61,454(2)      1.4%
Lloyd A. Semple, 56....  Attorney, and Chairman, Dykema Gossett       1996           1,000           *
                         PLLC, a Detroit, Michigan law firm
DIRECTORS WHOSE TERMS OF OFFICE CONTINUE UNTIL THE 1998 ANNUAL MEETING:
Milton Handelman, 79...  Independent business consultant              1990           7,000           *
David C. Seigle, 56....  Retired                                      1969          13,500           *
George W. Perrett,       Secretary and Vice President of              1985          73,647(3)      1.6%
  58...................  Operations of the Company; President of
                         I.G.K. Industries, Inc., a subsidiary of
                         the Company
DIRECTORS WHOSE TERMS OF OFFICE CONTINUE UNTIL THE 1997 ANNUAL MEETING:
Carl L. Bixby, 56......  President and Chief Executive Officer of     1969         334,500         7.3%
                         the Company
David O. Schupp, 59....  Vice President and Treasurer of the          1969          82,602(4)      1.9%
                         Company
G. Paul Horst, 45(5)...  Retired                                      1988         147,609         3.4%
All executive officers and directors as a group (9 persons)(1)(2)(3)........       895,622        17.9%

------------------
 *  Less than 1%

(1) Includes shares which the following directors have a right to acquire within 60 days pursuant to the exercise of stock options: Mr. Handelman -- 6,000 shares; Mr. Robert Seigle -- 11,500 shares; Mr. Perrett -- 35,000 shares; Mr. Bixby -- 96,000 shares; Mr. Schupp -- 13,000 shares; Mr. Horst -- 6,000 shares; Mr. David Seigle -- 11,500 shares and Mr. Graber -- 11,500 shares. For purposes of computing the individual percentages, the shares which can be acquired upon the exercise of options within 60 days were added to the shares owned beneficially of record by such persons on February 1, 1996 and to the shares outstanding on that date.

(2) Mr. Graber has sole voting power with respect to 552 shares of the Common Stock beneficially owned by him, and shares investment power with his son, Glen F. Graber, with respect to such shares. Mr. Graber also serves on the board of directors of Nematron Corporation.

(3) Includes 16,969 shares held by the George W. Perrett, Jr. Trust, of which Mr. Perrett is a Trustee and a beneficiary. Does not include 1,300 shares owned by Mr. Perrett's children, as to which Mr. Perrett disclaims beneficial ownership.

(4) Includes 69,602 shares held by the David O. Schupp Revocable Trust of which Mr. Schupp is the Trustee and beneficiary.

(5) Mr. Horst also serves on the board of directors of Nematron Corporation.

     Each of the directors listed above other than Garnel Graber, G. Paul Horst, Lloyd A. Semple and David Seigle has been engaged or employed in the principal occupation reflected in the table for more than five years. Mr. Graber retired in 1994, prior to which time he was Chairman and Chief Executive Officer of Applied Dynamics International for at least the five years preceding the date of this Proxy Statement. Mr. Horst was President of Nematron Corporation for at least five years before he retired in May 1994. Mr. Semple has been an attorney with Dykema Gossett PLLC for 32 years and Chairman of such law firm since January 1, 1996. Prior to his retirement in November 1991, Mr. Seigle was Vice President of File Net Corporation, a manufacturer of document image processors.

     David C. Seigle and Robert A. Seigle are first cousins.

MEETINGS AND COMMITTEES OF THE BOARD

     During the Company's fiscal year ended September 30, 1995, the Board of Directors held four meetings and the Compensation Committee and Audit Committee each met twice. The Compensation Committee is responsible for recommending salaries and other compensation arrangements for officers of the Company and performing such functions as may be delegated to it under the provisions of any bonus, stock option or other compensation plan adopted by the Company. The Compensation Committee consists of five directors who are not employees of the Company (i.e., Messrs. Graber, Handelman, Horst Robert Seigle and David Seigle).

     The Audit Committee also consists of the five directors listed above who are not employees of the Company. The Audit Committee has authority to recommend to the Board the independent public accountants to serve as auditors, review with the independent auditors the annual audit plan, the financial statements, the auditors' report and their evaluation and recommendations concerning the Company's internal controls.

     During the fiscal year ended September 30, 1995, each director attended 75% or more of all Board meetings and each director, other than Mr. Graber, attended 75% or more of the meetings held by all committees of the Board on which such director served.

REPORTING OF BENEFICIAL OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates. No person associated with the Company who was required to file under these rules failed to file any such required report. In making this statement, the Company has relied on the written representations of its directors and officers and copies of the reports that have been filed with the Commission.

II. AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE

     On January 12, 1996, the Board of Directors approved an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 8,000,000 shares to 20,000,000 shares.

     As of the February 23, 1996, there were 4,495,646 shares of the Company's Common Stock issued and outstanding out of 8,000,000 authorized shares of Common Stock. As of February 23, 1996, approximately 386,667 additional shares of Common Stock are reserved for issuance pursuant to the Company's stock option plans.

     The increase in the number of authorized shares of Common Stock will provide additional authorized and unissued shares which may be used by the Company for any proper corporate purpose and without additional stockholder approval unless such approval is required by federal or state law or the rules and regulations of The Nasdaq Stock Market National Market. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations, issuance as part or all of the consideration required to be paid by the Company for acquisition of other businesses or properties and possible distributions or dividends to holders of the Common Stock. Many of the foregoing transactions will not require additional stockholder approval. There are no transactions under present review by the Board of Directors which would result in the issuance of the additional shares of Common Stock being considered for authorization under this proposal, although the Company does consider from time to time proposals or transactions involving the issuance of additional shares of Common Stock or instruments convertible into or exercisable for Common Stock.

     Although the Board of Directors would authorize the issuance of additional shares of Common Stock based on its judgment as to the best interests of the Company and its stockholders, the issuance of additional authorized shares would have the effect of diluting the voting power per share and could have the effect of diluting the book value per share of the outstanding shares of Common Stock. In addition, increasing the authorized shares of Common Stock could, in certain instances, render more difficult or discourage a merger, tender offer, or proxy contest and thus potentially have an "anti-takeover" effect, especially if additional shares of Common Stock were issued in response to a potential takeover. Such an effect could deter certain types of transactions that might be proposed, whether or not such transactions were favored by the majority of the stockholders, and could enhance the ability of officers and directors to retain their positions.

     If the amendment is authorized, the text of Article FOURTH of the Company's Certificate of Incorporation shall be amended to read as follows:

        "FOURTH: The total number of shares of stock, which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares of Common Stock, par value $.10 per share".

RECOMMENDATION AND VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is required to authorize the proposed amendment to the Certificate of Incorporation. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THIS PROPOSAL.

     PROXIES WILL BE VOTED "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNLESS OTHERWISE INDICATED ON THE PROXY.

III. PROPOSAL TO AMEND THE 1992 STOCK OPTION PLAN

PROPOSED AMENDMENT

     The Interface Systems, Inc. 1992 Stock Option Plan (the "1992 Plan") was approved by the Board of Directors on March 27, 1992 and by the stockholders on May 6, 1992. There are currently 400,000 shares of Common Stock reserved for issuance under the 1992 Plan. On February 21, 1996, the Board of Directors of the Company approved for submission to stockholders an amendment to the 1992 Plan which will increase the number of shares of Common Stock reserved for issuance under the 1992 Plan from 400,000 shares to 800,000 shares.

     As of February 23, 1996, options for 246,367 shares were granted and outstanding, and 13,333 options had been exercised. There are currently 140,300 shares of Common Stock available for grant under the 1992 Plan and, if the amendment is approved, there will be 540,300 shares of Common Stock available for grant under the 1992 Plan.

REASON FOR THE AMENDMENT

     The Company utilizes stock option grants as part of its compensation program for executives and key employees. In this way, the Company links compensation at various levels within the organization to performance and believes that it is appropriate to continue such practice in the future through the use of stock options. In addition, the Company believes that the use of stock option grants to executives and key employees helps to provide incentive for their continued employment and otherwise more closely aligns their interests with those of the Company's stockholders. As a result, the Board of Directors believes that 400,000 additional shares of Common Stock should be made available under the 1992 Plan in order to facilitate the continued use of stock options as a part of the Company's incentive compensation program.

TERMS OF THE 1992 PLAN

     The 1992 Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors, which consists of two or more members of the Board who are not eligible to participate in the 1992 Plan. The Committee adopts such rules and regulations to administer the 1992 Plan as it deems appropriate.

     The 1992 Plan provides for the grant of incentive stock options ("ISOs") that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified options that do not meet ISO requirements ("Nonqualified Options"). Stock options are awarded to key employees, including officers and directors who are full time employees of the Company and its subsidiaries, at the discretion of the Committee. As of February 23, 1996, there were approximately 35 employees eligible for selection to participate in the 1992 Plan. Options may be granted under the 1992 Plan until March 27, 2002, when the 1992 Plan will expire.

     The exercise price for ISOs granted under the 1992 Plan may not be less than 100% of the fair market value of the Company's Common Stock on the date of the grant. ISOs granted to optionees owning more than 10% of the Company's outstanding shares are subject to an additional restriction that the exercise price must be at least 110% of the fair market value of the Company's Common Stock on the date of the grant. During any one calendar year, an optionee is not eligible to first exercise an ISO to purchase shares of Common Stock with a fair value at the date of the grant in excess of $100,000.

     Payment for shares to be acquired upon the exercise of options may be made in cash, by certified check or other case equivalent or, if the Committee so approves at the time of exercise (i) by surrender of previously owned shares of Common Stock in accordance with the 1992 Plan and the agreement relating to such option, or (ii) by delivery of a properly executed notice together with irrevocable instructions to the optionee's broker to deliver to the Company a sufficient amount of cash to pay the exercise price and any withholding taxes. Surrendered shares of the Common Stock will generally be valued for such purposes at the average of the bid and asked prices for the last preceding day in which the Common Stock was traded prior to the date with respect to which the fair market value is to be determined.

     The 1992 Plan may be terminated or amended at any time by the Board of Directors. No amendment or modification, without stockholder approval, shall (i) increase the amount of Common Stock as to which options may be granted, (ii) materially increase the benefits accruing to participants in the 1992 Plan, or
(iii) materially modify the eligibility requirements unless such amendment or modification is permitted under Rule 16b-3 of the Exchange Act without stockholder approval.

TAX CONSEQUENCES

     Incentive Stock Options. Under the Code as now in effect, at the time an ISO is granted or exercised, the optionee will not be deemed to recognize any income and the Company will not be entitled to any deduction. However, the spread between the exercise price and the fair market value of the purchase shares on the date of exercise is an item of tax preference which may subject the optionee to the alternative minimum tax. The holder of an ISO generally will be accorded long-term capital gain or loss treatment on the disposition of Common Stock acquired by the exercise of the options; provided that the disposition occurs more than two years from the date of the grant and one year from the date of exercise. Payment of the option price with previously acquired ISO shares that have not been held for the statutory holding periods will be treated as a disqualifying disposition of those shares.

     An optionee who disposes of shares acquired upon exercise of an ISO prior to the expiration of the foregoing holding periods recognizes ordinary income upon the disqualifying disposition equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the date of disposition. Any appreciation between the date of exercise and the date of disposition is taxed as long- or short-term capital gain depending upon the holding period of the shares. To the extent ordinary income is recognized by the optionee, the Company may deduct a corresponding amount as compensation.

     Nonqualified Options. Upon the exercise of a Nonqualified Option, an optionee will recognize ordinary income equal to the difference between the option price and the fair market value of the Common Stock at the time of exercise (however, payment of the option price for shares of Common Stock by surrender of previously owned shares of Company Common Stock owned by the optionee will not give rise to a recognized gain on the shares surrendered). The Company is required to withhold FICA and income taxes on the exercise spread and will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. When the optionee disposes of shares acquired by the exercise of an option, the amount received in excess of the fair market value on the date of the exercise will be treated as long-term or short-term capital gain, depending on the holding period of the shares.

INFORMATION ABOUT OPTIONS GRANTED UNDER THE 1992 PLAN

     The following table provides information as to the number of options granted under the 1992 Plan, from its inception through February 23, 1996, to the executive officers named in the Summary Compensation Table under "Further Information -- Compensation of Executive Officers and Directors -- Executive Compensation", all persons who received more than 5% of the options granted, all current executive officers as a group, all directors (other than executive officers) as a group and all other employees as a group. The exercise prices of all options granted under the 1992 Plan, ranging from $5.25 to $11.00, were at least equal to the fair market value of the Common Stock as of the respective grant dates. All such options become exercisable as specified by the Committee in the terms of the grant award. All options terminate within 10 years of the date of grant. None of the Company's non-employee directors participate in the 1992 Plan. No associates of the directors, executive officers or director nominees, other than Mr. Bixby's spouse who is also employed by the Company, received options under the 1992 Plan, and no person other than those listed in the table received more than 5% of the options granted under the 1992 Plan.

                                                                                 NUMBER OF SHARES OF
                                                                               COMMON STOCK SUBJECT TO
                   NAME                                 POSITION              OPTIONS PREVIOUSLY GRANTED
-------------------------------------------   ----------------------------    --------------------------
Carl L. Bixby..............................   President                                  60,000
David O. Schupp............................   Vice President and Treasurer                7,500
George W. Perrett..........................   Vice President and Secretary                7,500
All current executive officers as a group
  (3) persons..............................                                              75,000
All directors who are not executive
  officers as a group (5) persons..........                                          -0-
Associates of the executive officers.......                                               6,000
All other employees as a group.............                                             184,700(1)

------------------
(1) Includes options granted to the associates of executive officers who are also employed by the Company.

RECOMMENDATION AND VOTE REQUIRED

     The affirmative vote of the majority of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the amendment to the 1992 Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THIS PROPOSAL.

     PROXIES WILL BE VOTED FOR THE APPROVAL OF THE AMENDMENT TO THE 1992 PLAN UNLESS OTHERWISE INDICATED ON THE PROXY.

IV. PROPOSAL TO AMEND THE 1993 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

PROPOSED AMENDMENT

     On January 12, 1996, the Board of Directors of the Company approved an amendment, subject to stockholder approval, to the Company's 1993 Stock Plan for Non-Employee Directors (the "Directors Plan"). The amendment would increase the number of shares of Common Stock reserved for issuance under the Directors Plan from 42,000 shares to 175,000 shares. In addition, the Directors Plan would be amended to provide for an initial grant (an "Initial Grant") to each eligible director of an option to purchase 5,100 shares of the Company's Common Stock and subsequent grants (a "Subsequent Grant") to each eligible director of an option to purchase 5,100 shares of the Company's Common Stock, on the later of January 11, 1996 or the date such director joins the Board of Directors, and, thereafter, on every third anniversary of the date the director received the prior Subsequent Grant, until the Directors Plan is terminated.

     As of February 23, 1996, options for 30,000 shares were granted and outstanding and there were 12,000 shares of Common Stock available for grant under the Directors Plan. In addition, as of February 23, 1996, there were proposed grants of options to the eligible directors to purchase 30,600 shares of Common Stock. As a result, assuming the amendment is approved and taking into consideration the proposed grants, as of February 26, 1996, there would have been 114,400 shares of Common Stock available for future grants under the Directors Plan.

REASONS FOR THE AMENDMENT

     The Directors Plan was adopted to promote the best interests of the Company and its stockholders by attracting and motivating highly qualified individuals to serve as directors of the Company. The Directors Plan was further adopted to encourage increased ownership of Common Stock by the Company's non-employee directors, and to provide such directors with incentive-based compensation so as to further align their interests with the interests of the Company's stockholders. The amendment will enable the Company to further the purposes of the Directors Plan by providing more shares which will be available for grants of options to existing and future non-employee directors.

TERMS OF THE PLAN

     The Directors Plan was adopted by the Board of Directors on March 26, 1993 and approved by the stockholders of the Company on March 24, 1994.

     The Directors Plan provides for the issuance of up to 42,000 shares of the Company's Common Stock. Persons eligible for awards under the Directors Plan are directors of the Company who are not employees and who are members of the Board on the date an option is granted under the Directors Plan.

     Under the Directors Plan, each non-employee director, on the later of the effective date of the Directors Plan or the date the director is elected or appointed to the Board, receives an a one-time grant to purchase 6,000 shares of Common Stock at a purchase price equal to not less than the Fair Market Value of the Common Stock on the date of grant. On February 23, 1996, the closing price of the Common Stock on the Nasdaq Stock Market was $18.00 per share. The options are exercisable in thirds, with the first one-third becoming exercisable on the first anniversary date of grant. On each succeeding anniversary date of the grant, the option may be exercised up to an additional 1/3 of the shares subject to option, so that after the expiration of the third anniversary the option shall be exercisable in full. To the extent not exercised, installments are cumulative and may be exercised in whole or in part. All options granted under the Directors Plan are non-qualified under the Internal Revenue Code, as amended.

     The Directors Plan is generally self-administered because the awards are automatic and non-discretionary. To the extent necessary, the Board is authorized to administer the Directors Plan. The Board may amend or terminate the Directors Plan from time to time without stockholder approval, but no amendment or termination shall increase the amount of Common Stock as to which options may be granted, materially increase the benefits accruing to participants under the Directors Plan, or materially modify the provisions relating to the eligibility of directors to whom options may be granted without the approval of the Company's stockholders, unless such amendment or modification is permitted under Rule 16b-3 under the Exchange Act without stockholder approval. No amendment, modification, or termination of the Directors Plan shall in any manner affect any option granted under the Directors Plan without the consent of the participant holding the option.

     In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock the Board may make such adjustments, including in the number or type of shares authorized by the Directors Plan, as it deems appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Directors Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is intended only as a brief summary of the federal income tax rules relevant to the stock options. The following discussion is limited to the federal income tax consequences and do not address the state or local tax rules which may be relevant to the options.

     A non-employee director is considered an insider for purposes of Section 16 of the Exchange Act and is subject to Section 16(b) thereof. As such, the non-employee director who receives an option under the Directors Plan will not recognize income on the exercise of a nonqualified option until the later of the exercise date or the date the Section 16(b) restrictions lapse, at which time the optionee will recognize income on the spread between the option price and the fair market value on the later of the exercise date or the date the restrictions lapse, and the Company will receive a corresponding deduction. In the alternative, if the Section 16(b) restrictions have not lapsed on the date of exercise, an optionee subject to Section 16(b) may file a Code Section 83(b) election with the Internal Revenue Service within 30 days after the exercise of the option and be taxed on the difference between the option price and the fair market value of the shares on the date of exercise and the Company will receive a corresponding tax deduction. When an optionee who has filed a Section 83(b) election disposes of the shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares. Any ordinary income recognized by a non-employee director under the foregoing rules is not subject to withholding by the Company. However, a non-employee director must take such income into account in determining the estimated tax payments such director is required to make.

INFORMATION ABOUT OPTIONS GRANTED UNDER THE DIRECTORS PLAN

     The following table provides information as to the number of options granted under the Directors Plan, from its inception through February 23, 1996, to the executive officers named in the Summary Compensation Table under "Further Information -- Compensation of Executive Officers and Directors -- Executive Compensation", all persons who received more than 5% of the options granted, all current executive officers as a group, all directors (other than executive officers) as a group and all other employees as a group. The exercise price of all options granted to date under the Directors Plan was $5.25 and was equal to the fair market value of the Common Stock as of the respective grant dates. All such options become exercisable as specified by the Committee in the terms of the grant award. All options terminate within 10 years of the date of grant. No associates of the directors, executive officers or director nominees received options under the Directors Plan, and no person other than those listed in the table received more than 5% of the options granted under the Directors Plan.

                                                                                 NUMBER OF SHARES OF
                                                                               COMMON STOCK SUBJECT TO
                   NAME                                POSITION               OPTIONS PREVIOUSLY GRANTED
------------------------------------------   -----------------------------    --------------------------
Carl L. Bixby.............................   President                                   -0-
David O. Schupp...........................   Vice President and Treasurer                -0-
George W. Perrett.........................   Vice President and Secretary                -0-
All current executive officers as a group
  (3) persons.............................
All directors who are not executive
  officers as a group (6) persons.........                                              60,600(1)
All other employees and former employees
  as a group..............................                                               -0-

------------------
(1) Includes 30,600 proposed to be granted if the Proposal to amend the Directors Plan is approved.

RECOMMENDATION AND VOTE REQUIRED

     The affirmative vote of the majority of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the amendment to the Directors Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THIS PROPOSAL.

     PROXIES WILL BE VOTED FOR THE APPROVAL OF THE AMENDMENT TO THE DIRECTORS PLAN UNLESS OTHERWISE INDICATED ON THE PROXY.

                              FURTHER INFORMATION

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

DIRECTORS COMPENSATION

     Non-employee directors are paid an annual retainer of $4,000 and a fee of $1,000 per meeting for attendance at regular Board meetings and $500 per meeting for attendance at committee meetings not held in conjunction with a regular Board meeting. Travel and lodging expenses incurred by directors residing outside of the metropolitan Detroit area in order to attend meetings of the Board are paid by the Company.

     As additional consideration for their services to the Company, on April 24, 1987 non-employee directors, Garnel Graber, David Seigle and Robert Seigle, were each granted options to purchase 5,000 shares of the Company's Common Stock at the fair market value of $7.75 per share. After adjustment for the Company's stock dividends and stock split, Messrs. Graber, David Seigle and Robert Seigle each currently hold options to acquire 5,500 shares at $7.05 per share. The options are exercisable for a ten-year period from the date of grant or until the grantee ceases to serve on the Board, whichever is earlier.

     On March 26, 1993, pursuant to the Company's 1993 Stock Plan for Non-Employee Directors, Messrs. Graber, Handelman, Horst, David and Robert Seigle were each granted options to purchase 6,000 shares of the Company's Common Stock at the fair market value of $5.25 per share. The options are exercisable in three equal annual installments, beginning March 23, 1994. The options are exercisable for a ten-year period from the date of grant or until the grantee ceases to serve on the Board, whichever is earlier.

     On January 11, 1996, pursuant to the proposed amendment to the Company's Stock Plan for Non-Employee Directors, and subject to stockholder approval at this meeting, Messrs. Graber, Handelman, Horst, David and Robert Seigle were each granted Subsequent Options to purchase 5,100 shares of the Company's Common Stock an exercise price of $11.00 per share. In the event that stockholder approval is not received, such Subsequent Options will be null and void. If stockholder approval is received, the Subsequent Options will become exercisable in three equal annual installments, beginning January 11, 1997. The options are exercisable for a ten-year period from the date of grant or until the grantee ceases to serve on the Board, whichever is earlier. See "IV -- Proposal to Amend the 1993 Stock Plan for Non-Employee Directors".

     On February 21, 1996, pursuant to the proposed amendment to the Company's Stock Plan for Non-Employee Directors, and subject to stockholder approval at this meeting, Mr. Semple was granted an Initial Option to purchase 5,100 shares of the Company's Common Stock an exercise price of $17.875 per share. In the event that stockholder approval is not received, such Initial Option will be null and void, and, under the current terms of the Directors Plan, Mr. Semple was be awarded a one-time grant to purchase 6,000 shares of Common Stock at a price of $17.875 per share, exercisable in three equal annual installments, beginning February 21, 1997. If stockholder approval is received, the Initial Option will become exercisable in three equal annual installments, beginning February 21, 1997. The options are exercisable for a ten-year period from the date of grant or until the grantee ceases to serve on the Board, whichever is earlier. See "IV -- Proposal to Amend the 1993 Stock Plan for Non-Employee Directors".

EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid by the Company as well as other compensation paid or accrued during the Company's last three fiscal years ended September 30, 1995 to the Chief Executive

Officer and the two most highly compensated executive officers of the Company in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION AWARDS
                                                                             --------------------------------
                                             ANNUAL COMPENSATION(1)           SECURITIES
              NAME AND                 ----------------------------------     UNDERLYING         ALL OTHER
        PRINCIPAL OCCUPATION           FISCAL YEAR     SALARY      BONUS     STOCK OPTIONS    COMPENSATION(2)
------------------------------------   -----------    --------    -------    -------------    ---------------
Carl L. Bixby.......................       1995       $185,380    $ 7,248         --              $20,043
   Chief Executive Officer,                1994        165,375     47,978         --               17,166
   President and Director                  1993        157,500     85,932       60,000             27,091
George W. Perrett, Jr...............       1995         85,000      3,624         --               15,164
   Secretary and Director                  1994         85,000     38,150         --                7,389
                                           1993         85,000     55,406        7,500              8,578
David O. Schupp.....................       1995         86,008      7,248         --               16,321
   Vice President, Treasurer and           1994         82,688     74,326         --               10,901
   Director                                1993         78,750     55,406        7,500              9,854

------------------
(1) Includes compensation deferred at the election of the executive in the category and year earned.

(2) "All Other Compensation" is comprised of (i) contributions made by the Company to the accounts of each of the named executive officers under the Company's 401(k) Plan with respect to each of the fiscal years ended September 30, 1995, 1994 and 1993, respectively, as follows: Mr. Bixby $9,196, $13,860 and $12,908; Mr. Perrett $9,684, $7,389 and $8,578; and Mr.
     Schupp $10,676, $9,421 and $8,374; (ii) the dollar value of any life insurance premiums paid by the Company in the fiscal years ended September 30, 1995, 1994 and 1993, respectively, with respect to term life insurance for the benefit of each of the named executives as follows: Mr. Bixby $4,217, $3,306 and $14,183 and Mr. Schupp $1,480, $1,480 and 1,480 and
     (iii) a car allowance paid by the Company in the fiscal year ended September 30, 1995, respectively, as follows, for Mr. Bixby, $6,630, Mr. Perrett, $5,480 and Mr. Schupp, $4,165.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                  AND FISCAL YEAR ("FY")-END OPTION/SAR VALUES

     The following table provides information with respect to the named executive officers concerning the exercise of options during 1995 and unexercised options held as of the end of the Company's last fiscal year, September 30, 1995. All options were granted under the Company's 1992 Stock Option Plan or the now terminated 1982 Stock Option Plan.

                                                                            NUMBER OF
                                                                           SECURITIES
                                                                           UNDERLYING          VALUE OF
                                                                           UNEXERCISED       UNEXERCISED
                                                                             OPTIONS         IN-THE-MONEY
                                                 SHARES        VALUE      AT FY-END(#)         OPTIONS
                                               ACQUIRED ON    REALIZED    EXERCISABLE/       EXERCISABLE/
                    NAME                       EXERCISE(#)     ($)(1)     UNEXERCISABLE    UNEXERCISABLE(1)
--------------------------------------------   -----------    --------    -------------    ----------------
Carl L. Bixby...............................       -0-           -0-      96,000/20,000      $34,372/12,500
George W. Perrett...........................       -0-           -0-      48,750/ 2,500        7,811/ 1,563
David O. Schupp.............................       -0-           -0-      13,000/ 2,500        7,811/ 1,563

------------------
(1) The dollar values in these columns are calculated by determining the difference between the fair market value (on the date of exercise, in the case of exercised options, or at the fiscal year end, in the case of exercisable options) of the securities underlying the options and the exercise price of the option. At the Company's 1995 fiscal year end (September 30, 1995) and on February 23, 1996, the fair market value of the Common Stock was $5.875 and $18.00, respectively. The dollar values in this table as well as all other tables contained in this proxy are calculated on a pre-tax basis.

                 CERTAIN TRANSACTIONS AND RELATED TRANSACTIONS

1. THE EXECUTIVE LOAN PROGRAM

     In October 1995, the Board of Directors of the Company adopted the Interface Systems, Inc. Executive Loan Program (the "Executive Loan Program") which provides for the making of loans to the executive officers of the Company to enable such officers to purchase shares of the Company's common stock on the open market or in privately negotiated sales.

     The Executive Loan Program was adopted to encourage key executives in acquiring and maintaining a significant equity interest in the Company's Common Stock thereby aligning their interests with the interests of the Company's stockholders. The following summarizes the principal features of the Executive Loan Program.

     All senior executives of the company are eligible to participate in the Executive Loan Program. The maximum amount of any loan or loans outstanding to any one executive cannot exceed Five Hundred Thousand Dollars ($500,000).

     Loans under the program bear interest at a rate equal to the greater of the Applicable Federal Rate for the month in which the loan was issued or the interest rate paid by the Company on its corporate borrowings but shall not exceed the maximum rate permitted by law. Such interest is payable annually. Loans under the Program are required to be secured by collateral. Collateral can include, any other things, a pledge or common stock of the Company owned by the executive or a security interest in the real or other personal property of the executive. The Company has the right to offset from the amounts owed by the Company to the executive against any amount of the loan that remains unpaid.

     The Program is administered by Garnel F. Graber or such other individual or entity selected by the Company's Board of Directors. The Administrator shall have the power to make all determinations needed in connection with the Executive Loan Program, to adopt forms of loan documents, to exercise all rights and powers allocated to the Company and to do anything else which is helpful or necessary to the proper operation of the Executive Loan Programs.

     On December 1, 1995, the Company made a loan under the Executive Loan Program to Carl L. Bixby in the principal amount of $500,000. Mr. Bixby's loan bears interest at a rate of 5.79% and is secured by shares of Common Stock of the Company owned by Mr. Bixby. As of February 23, 1996, $500,000 in principal amount was outstanding under the loan.

     On February 21, 1996, the Company made a loans under the Executive Loan Program to George Perrett and David O. Schupp, in the principal amounts of $55,000 and $80,000, respectively. Each such loan bears interest at a rate of 5.50%. Mr. Perrett's and Mr. Schupp's loans are secured by shares of Common Stock of the Company owned by Mr. Perrett and shares of Common Stock of the Company, and other public company common stock, owned by Mr. Schupp, respectively. As of February 23, 1996, $55,000 and $80,000 in principal amount were outstanding under Mr. Perrett's and Mr. Schupp's loans, respectively.

2. ADVANCE

     On December 1, 1995, the Company advanced Mr. Bixby the sum of $150,000 to enable Mr. Bixby to purchase shares of Common Stock of the Company. Mr. Bixby repaid such advance on December 31, 1995.

           COMMITTEE REPORT ON EXECUTIVE COMPENSATION TO STOCKHOLDERS

     The Company's Compensation Committee consists of five directors who are not employees of the Company (Garnel F. Graber, Milton Handelman, G. Paul Horst, David C. Seigle, and Robert A. Seigle).

COMPENSATION PHILOSOPHY

     The Company's compensation policy is designed to provide competitive compensation which rewards individual achievement and performance while encouraging above average corporate performance. As part of the Company's policy, the Company does not enter into contracts with its executive officers. The elements of compensation are base salary, bonus and stock option awards.

BASE SALARY

     The Committee reviews the base salary of each executive officer annually. The base salary for each officer is determined after the committee reviews competitive executive compensation data and evaluations of each officer's duties and performance, submitted by the chief executive officer. The base compensation for the chief executive officer is established by a determination of the same factors.

BONUS

     The Company's bonus policy is designed to encourage increased profitability and, thus, is based on a formula linked to the Company's earnings per share performance. In 1995, the executive officers, including the chief executive officer, were eligible for and each was paid a bonus of $500 to $1,000 per $.01 per share of operating net earnings. In addition, the chief executive officer was eligible for a bonus of $2,000 for each $.01 up to $.55 per share of operating net earnings and was eligible for a bonus of $4,000 for each $.01 over $.55 per share of operating net earnings.

STOCK OPTIONS

     The Company's stock option plan is designed to retain key employees and motivate officers to improve the Company's performance. No options were granted to any of the Company's executive officers in fiscal 1995.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Company has reviewed the recent amendments to the Internal Revenue Code and related regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to any of its most highly compensated executive officers at the end of any fiscal year to the extent such compensation exceeds $1,000,000 in any year. The Committee does not believe that the Company's current compensation program for executive officers is likely to result in payments to any executive officer in the 1996 fiscal year which would be subject to the restriction on deductibility, and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. The Committee will continue to evaluate the advisability of qualifying future executive compensation programs for deductibility under the Internal Revenue Code.

     The Committee continually reviews the compensation policies established for the Company's executive officers but is not obligated to modify such policies from year to year.

                                          Garnel F. Graber
                                          Milton Handelman
                                          G. Paul Horst
                                          David A. Seigle
                                          Robert A. Seigle

February 21, 1996

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph provides a comparison with the stated indices of the cumulative five-year total stockholder return on the Company's Common Stock. All dividends are assumed to be have been reinvested over the five year period. The indices used are the Center for Research in Securities Prices Total Return Index for the NASDAQ Stock Market (U.S. Companies) and the published index relating to the NASDAQ Computer Manufacturer Stocks.

                                                                    NASDAQ
      Measurement Period           Interface     NASDAQ (U.S.      (Computer
    (Fiscal Year Covered)        Systems, Inc.    Companies)        Mfgrs.)
1990                                    100.00          100.00          100.00
1991                                    128.57          157.33          169.35
1992                                    100.00          176.34          182.15
1993                                    140.48          230.97          191.15
1994                                    148.67          232.86          212.82
1995                                    191.49          321.47          377.24

                         INDEPENDENT PUBLIC ACCOUNTANTS

     BDO Seidman, independent public accountants, audited the financial statements of the Company for the fiscal year ended September 30, 1995. It is anticipated that the Board of Directors will select BDO Seidman to audit the financial statements of the Company for the fiscal year ending September 30, 1996 at its meeting immediately following the Annual Meeting of Stockholders. Representatives of BDO Seidman are expected to be present at the Annual Meeting to be available to respond to questions from the Stockholders and, if they desire, will have an opportunity to make any statement they consider appropriate.

                    OTHER MATTERS AND STOCKHOLDER PROPOSALS

     At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their judgment on such matters.

     Any proposals of stockholders to be presented at the 1996 Annual Meeting which are eligible for inclusion in the Company's proxy statement for that meeting under applicable rules of the Securities and Exchange Commission must be received by the Company at the address of its principal offices set forth in this Proxy Statement no later than November 9, 1996.

     Stockholder proposals to be presented at the 1997 Annual Meeting which are not to be included in the Company's Proxy Statement relating to that meeting generally must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. If the meeting date has been advanced by more than 30 days or delayed by more than 60 days, then such proposal must be received by the Company not less than 60 days nor more than 90 days before the upcoming annual meeting or no later than 10 days after the day of the public announcement of the date of such meeting, in accordance with the procedures set forth in the Company's Bylaws, in order to properly be brought before the Annual or Special Meeting.

                                          By Order of the Board of Directors,

                                          CARL L. BIXBY, President

Ann Arbor, Michigan
March 8, 1996

                               FIRST AMENDMENT TO
                            INTERFACE SYSTEMS, INC.
                   1993 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS


        Pursuant to the Amendment provisions in Section 13 of the Interface Systems, Inc. 1993 Stock Plan for Non-Employee Directors (the "Plan"), the Plan is hereby amended as set forth below.

        1. Subject to stockholder approval at the Company's next Annual Meeting, effective January 11, 1996, Sections 5 (Stock) and 6 (Award of Options) shall be amended and restated in their entirety to read as follows:

      5. Stock. The stock subject to options under the Plan shall be Common Stock. The total amount of Common Stock on which options may be granted under the Plan shall not exceed 175,000 shares, subject to adjustment in accordance with Section 12. Shares subject to any unexercised portion of a terminated, cancelled, forfeited or expired option granted under the Plan may again be available for subsequent option grants under the Plan.

      6. Award of Options. On the later of the effective date of the Plan or the date on which a participant becomes a member of the Board, each participant shall automatically and without discretion be granted an initial option to purchase 5,100 shares of Common Stock (an "Initial Option") with an exercise price equal to the Fair Market Value per share of Common Stock on the day of grant. Subsequent thereto, (a) on January 11, 1996, and every third January 11 thereafter, until the termination of the Plan, every participant who is a member of the Board of Directors on January 11, 1996, shall automatically and without discretion be granted an option to purchase 5,100 shares of Common Stock (a "Subsequent Option") with an exercise price equal to the Fair Market Value per share of Common Stock on the date of grant, and (b) on the third anniversary of the date a person became a member of the Board of Directors and, thereafter, on the third anniversary of the date of grant of the prior Subsequent Option until the termination of the Plan, every participant who becomes a member of the Board of Directors after January 11, 1996, shall automatically and without discretion be granted a Subsequent Option to purchase 5,100 shares of Common Stock with an exercise price equal to the Fair Market Value per share of Common Stock on the date of grant. References herein to options shall mean both Initial and Subsequent Option. Options granted pursuant to this Plan shall be Non-Qualified Stock Options. Each option granted under the Plan shall meet all the terms and conditions of the Plan.

         THIS FIRST AMENDMENT is hereby adopted as of January 11, 1996.


                                INTERFACE SYSTEMS, INC.


                                By:______________________________
                                   Name:
                                   Title:

                               FIRST AMENDMENT TO
                            INTERFACE SYSTEMS, INC.
                             1992 STOCK OPTION PLAN


        Pursuant to the Amendment provisions in Section 13 of the Interface Systems, Inc. 1992 Stock Option Plan (the "Plan"), the Plan is hereby amended as set forth below.

        1. Subject to stockholder approval at the Company's next Annual Meeting, effective February 21, 1996, Section 5 (Stock) shall be amended and restated in their entirety to read as follows:

      5. Stock. The stock subject to options under the Plan shall be the Common Stock, and may be either authorized and unissued shares or treasury shares held by the Company. The total amount of Common
      Stock on which options may be granted under the Plan shall not exceed 800,000 shares, subject to adjustment in accordance with Section 11. Shares subject to any unexercised portion of a terminated, cancelled or expired option granted under the Plan may again be subjected to options under the Plan.

         THIS FIRST AMENDMENT is hereby adopted as of February 21, 1996.


                                         INTERFACE SYSTEMS, INC.


                                         By: ___________________________
                                             Name:
                                             Title:

PROXY                        INTERFACE SYSTEMS, INC.                   PROXY

        The undersigned hereby constitutes and appoints Carl L. Bixby and David
O. Schupp, or either of them, attorneys, agents and proxies with power of substitution to vote all of the shares of Common Stock of Interface Systems, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at Weber's Inn, 3050 Jackson Road, Ann Arbor, Michigan on April 19, 1996 at 3:00 p.m., local time, and at any adjournments thereof, upon the following matters:

1. Election of Directors:    / / FOR all nominees        / / WITHHOLD AUTHORITY
                                 listed below (except        to vote for all
                                 as indicated to the         nominees listed
                                 contrary below)             below

           Robert A. Seigle      Garnel F.Graber     Lloyd A. Semple

     (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

     ----------------------------------------------------------------------

     2. Approval of the Amendment to the Company's Certificate of
     Incorporation
                  / / FOR       / / AGAINST       / / ABSTAIN

     3. Approval of an Amendment to the Company's 1992 Stock Option Plan
                  / / FOR       / / AGAINST       / / ABSTAIN

     4. Approval of an Amendment to the Company's 1993 Stock Plan for Non-Employee Directors
                  / / FOR       / / AGAINST       / / ABSTAIN

     5. In their discretion upon the transaction of such other business as may properly come before the meeting.

        SHARES REPRESENTED BY A DULY EXECUTED PROXY WHICH DOES NOT INDICATE HOW IT WILL BE VOTED, WILL BE VOTED FOR THE ELECTION OF THE BOARD'S NOMINEES, FOR THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION, FOR THE AMENDMENT TO THE COMPANY'S 1992 STOCK OPTION PLAN AND FOR THE AMENDMENT TO THE COMPANY'S 1993 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated March 8, 1996, and ratifies all that the proxy holders or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

     --------------------------------
     (Signature)

     --------------------------------
     (Signature)

     Dated:
            -------------------------

        NOTE: Please sign exactly as name(s) appear(s) on stock records.
         When signing as attorney, administrator, trustee, guardian or corporate officer, please so indicate.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF INTERFACE
                                 SYSTEMS, INC.